Exhibit 1.1

Immunocore Holdings plc

[●] American Depositary Shares
representing [●] Ordinary Shares

Underwriting Agreement

February [●], 2021

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Jefferies LLC
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC
200 West Street,
New York, New York 10282-2198

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Immunocore Holdings plc, a public limited company incorporated under the laws of England and Wales  (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), and in the manner contemplated by the Agreement, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] American Depositary Shares (“ADSs”) of the Company (the “Firm ADSs”), representing [●] ordinary shares, nominal value £0.002 per share (the “Ordinary Shares”) to be issued by the Company (the “Underlying Firm Shares”) and, at the election of the Underwriters, up to [●] additional ADSs (the “Optional ADSs”) of the Company, representing [●] additional Ordinary Shares of the Company (the “Underlying Optional Shares,” and, together with the Underlying Firm Shares, the “Underlying Shares”). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Offered ADSs.” The Offered ADSs and the Underlying Shares are herein collectively called the “Securities.”

The Underlying Shares shall be deposited pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of or prior to each Time of Delivery (as defined in Section 4(a) of this Agreement), among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial holders of ADSs issued thereunder. Each Offered ADS will represent one Underlying Share. Such Underlying Shares will be deposited pursuant to the Deposit Agreement.

References in this Agreement to (1) the Company issuing and selling ADSs to the Underwriters, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to the Depositary or its nominee and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Underwriters; and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

As described more fully in the section of the Registration Statement (as defined below) under the caption “Corporate Reorganization”, a corporate reorganization of the Company’s group is being undertaken in several steps, all of which will be completed prior to the First Time of Delivery (as defined in Section 4(a) of this Agreement) (other than the steps set out under the heading “Bonus issue and reduction of capital of Immunocore Holdings plc” (the “Bonus Issue and Capital Reduction”)  (collectively, the “Corporate Reorganization”)).

1.        The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)      A registration statement on Form F-1 (File No. 333-252166) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(e) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)      The Company has caused to be filed with the Commission a registration statement on Form F-6 (No. 333-252487) relating to the registration of the Offered ADSs under the 1933 Act (as amended at the time it became effective, the “ADS Registration Statement”); the ADS Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; no stop order suspending the effectiveness of the ADS Registration Statement or any post-effective amendment thereto has been issued and to the Company’s knowledge no proceeding for that purpose has been initiated or threatened by the Commission;

(c)       The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement, as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-[●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and ADSs;

(d)      (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(e)      For the purposes of this Agreement, the “Applicable Time” is February [●], 2021, [●] [pm] (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)      Each of the Registration Statement and the ADS Registration Statement conforms, at the time each was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement, ADS Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement and the ADS Registration Statement  do not and will not, as of the applicable effective date as to each part of the Registration Statement and ADS Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  The Prospectus, as of the date hereof did not, and as of each Time of Delivery will not, include any untrue statement of a material or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g)      Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (iii) pursuant to the Corporate Reorganization, as described in the Pricing Prospectus and Prospectus) or long‑term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(h)      The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i)        Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, (ii) has the requisite power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (ii) and (iii), where the failure to have such authority or be so qualified or in good standing would not, individually or in the aggregate, be reasonable expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(j)       The Company has an issued share capital as set forth in the Pricing Prospectus and all of the existing issued shares in the capital of the Company have been duly and validly authorized and issued and are fully paid and are not subject to any call for the payment of further capital and conform in all material respects to the description of the Underlying Shares contained in the Pricing Disclosure Package and Prospectus; and all of the existing issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and are not subject to any call for the payment of further capital and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(k)      The Underlying Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and not subject to any call for the payment of further capital and will conform to the description of the Underlying Shares contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Underlying Shares is not subject to any preemptive or similar rights (save for such rights that have been validly waived or disapplied); the Underlying Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary or its nominee against issuance of the Offered ADSs; and the Offered ADSs when issued and delivered, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof;

(l)        The issue and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the Companies Act 2006 and the Financial Services and Markets Act 2000 of the United Kingdom and the EU Regulation (No. 596/2014) on market abuse as retained by the United Kingdom by the Market Abuse (Amendment) (EU Exit) Regulations 2019 (SI 2019/310)) except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered ADSs by the Underwriters;

(m)      Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)       The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Offered ADSs and Underlying Shares, under the caption “Material Income Tax Considerations” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(o)       The Corporate Reorganization conforms to the description set forth in the Pricing Prospectus and Prospectus under the caption “Corporate Reorganization” and has been carried out as described therein. The Corporate Reorganization has been carried out in accordance with all applicable laws and regulations, is enforceable against each of the parties thereto, is (or in respect of those steps to be taken after the date of this agreement, will (save in respect of the Bonus Issue and Capital Reduction which will be effected after this offering), prior to the First Time of Delivery, be) unconditional and incapable of termination or rescission and has (or in respect of those steps to be taken after the date of this agreement, will (save in respect of the Bonus Issue and Capital Reduction which will be effected after this offering), prior to the First Time of Delivery, have) full force and effect in all respects;

(p)       Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)       There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(r)       Except as described in the Registration Statement and the Prospectus, no stamp, documentary, issuance, registration, transfer or other similar taxes or duties (including United Kingdom stamp duty and stamp duty reserve tax) (which, for the avoidance of doubt, shall in no event include any income taxes on commissions earned by the Underwriters under this Agreement) are required to be paid by or on behalf of the Underwriters in the United Kingdom or the United States to any taxing authority thereof or therein in connection with (i) the execution and delivery of this Agreement or the Deposit Agreement or (ii) the issuance and allotment of the Underlying Shares and the delivery of the Offered ADSs to the Underwriters or purchasers procured by the Underwriters in the manner contemplated in this Agreement and in the Deposit Agreement or (iii) the initial sale and delivery by the Underwriters of the Offered ADSs  to the initial purchasers thereof in the manner contemplated in this Agreement and in the Deposit Agreement;

(s)       Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the United Kingdom in order for the Company to pay dividends or other distributions declared by the Company to the holders of Securities. Under current laws and regulations of England and Wales and any political subdivision thereof, any amount payable with respect to the Underlying Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the United Kingdom and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein, and no such payments made to the holders thereof will be subject to withholding in respect of tax under any current law or regulation of the United Kingdom or any political subdivision or taxing authority thereof or therein;

(t)        The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof;

(u)       A holder of the Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Underlying Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in England and Wales may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(v)       The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act;

(w)      Neither the Company nor any of its subsidiaries or their properties or assets has immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(x)      The Company is not and, after giving effect to the deposit with the Depositary or its nominee of the Underlying Shares and offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(y)      At the time of filing the Initial Registration Statement (and any post-effective amendment thereto) and the ADS Registration Statement (and any post-effective amendment thereto), at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(z)        KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(aa)     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) are effective in all material respects to perform the functions for which they were established. Except as described in the Pricing Prospectus, there have been no changes in the Company’s internal control over financial reporting and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that, as of the date hereof, the Company is not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002);

(bb)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(cc)      This Agreement has been duly authorized, executed and delivered by the Company;

(dd)    The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued, and the persons in whose names the Offered ADSs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; the Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package;

(ee)     None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(ff)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws and financial recordkeeping and reporting requirements, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(gg)     None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea Region) (“Sanctioned Countries”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Country or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(hh)     Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be declared enforceable against the Company by the courts of England and Wales, without reconsideration or reexamination of the merits, except as disclosed in the Pricing Prospectus and the Prospectus;

(ii)       The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Service of Process and Enforceability of Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(jj)       Except pursuant to this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(kk)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”)  applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.  All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(ll)       From the time of initial confidential submission of a registration statement relating to the Securities with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(mm)   Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(nn)     Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(oo)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(pp)     Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(qq)     There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any material provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(rr)      There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than rights that have been waived;

(ss)     The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(tt)       The Company and its subsidiaries (i) have paid all federal, state, local and non-U.S. taxes (ii) have filed all tax returns required to be paid or filed through the date hereof; and (iii) except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, do not have any tax deficiency that has been asserted against them or any of their respective properties or assets except those, in each of the cases described in (i), (ii) and (iii) above that (a) are being contested in good faith and for which reserves in accordance with IFRS have been made or (b) would not, individually or in the aggregate, have a Material Adverse Effect;

(uu)     The Company is resident for tax purposes solely in the United Kingdom and has no permanent establishment in any other jurisdiction.

(vv)     No material liability to tax or duties will arise to the Company or any subsidiary as a result of the Corporate Reorganization or any step(s) taken pursuant thereto (other than stamp duty or stamp duty reserve tax which may be payable at a rate of 0.5% in connection with the share for share exchange completed thereunder);

(ww)   The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course;

(xx)     The Company and its subsidiaries own or have valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as conducted and as proposed to be conducted. Except as disclosed in the Pricing Prospectus and the Prospectus and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (ii) none of the product candidates of the Company or its subsidiaries would, upon commercialization, infringe, misappropriate or otherwise violate any Intellectual Property of any third party; and (iii)the Company and its subsidiaries have not received any written notice and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries. To the knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries has been infringed, misappropriated or otherwise violated by any person. To the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries is valid and enforceable, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or its subsidiaries is contingent upon maintaining the confidentiality thereof;

(yy)     (i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), and other applicable regulatory authorities (including, without limitation, any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA and EMA) (collectively, the “Regulatory Authorities”), the applicable rules and regulations of the Regulatory Authorities, and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies and trials are accurate and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance, in all material respects, with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Underwriters with all material written notices, correspondence and summaries of all other communications from the Regulatory Authorities; and (vi) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same;

(zz)     The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions, as applicable, were to the Company’s knowledge in compliance, in all material respects, with applicable laws when filed; and to the Company’s knowledge no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions;

(aaa)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries, and, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of their IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses (including the data of their respective customers, employees, suppliers, vendors and any third-party data in the possession, custody or control of the Company or its subsidiaries, in each case, as applicable to the Company and its subsidiaries and to the knowledge of the Company) (“Data”), and, to the knowledge of the Company, there have been no material breaches, violations, outages, losses or unauthorized modifications or other uses of or accesses to same, except for those that have been remedied without material cost or liability or, to the knowledge of the Company, the duty to notify any other person, nor any incidents under internal review or investigations relating to the same;

(bbb)   In all material respects, the Company and its subsidiaries have complied and are presently in compliance with all of the Company or its subsidiaries governing privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations regarding the collection, use, transfer, import, export, storage, disposal, processing and disclosure by the Company and its subsidiaries of Data and the privacy and security of IT Systems (“Data Security Obligations”), except where the violation of such Data Security Obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor its subsidiaries have received any written notification of or complaint regarding, and are aware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any applicable Data Security Obligation. There is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body alleging material non-compliance with any applicable Data Security Obligation. The Company and its subsidiaries have at all times taken commercially reasonable steps in accordance with normal industry practice designed to protect Data against loss and unauthorized access, use, modification, disclosure or other misuse (such as, implementing and monitoring compliance with commercially reasonable measures with respect to technical and physical security), except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, there has been no unauthorized access to such information.; and

(ccc)    (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

2.       Subject to the terms and conditions herein set forth and in the manner contemplated by this Agreement, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of $[•], the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs.  Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.        Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.       (a) The Offered ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter. Payment by or on behalf of such Underwriter of the purchase price therefor shall be made against issue of the Underlying Shares to the Depositary or its nominee by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the certificates, if any, representing the Offered ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs and Underlying Firm Shares, 9:30 a.m., New York City time, on February [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs and Underlying Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Offered ADSs and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Offered ADSs will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location or via teleconference at February [•] p.m., New York City time, on the New York Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.        The Company agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)      Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase shares of ADSs or Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise (other than (a) the Offered ADSs to be sold hereunder, (b) as a result of the exercise, if any, of share options or the award, if any, of share options or restricted shares  existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (c) pursuant to the Corporate Reorganization, (d) the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the Applicable Time and described in the Pricing Disclosure Package; (e) the filing of a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under any employee equity based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors prior to the Applicable Time and as described in the Pricing Disclosure Package; and (f) the issuance of up to 5% of the outstanding Ordinary Shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any Ordinary Shares issued or sold pursuant to clause (f) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 8(m) of this agreement), without the prior written consent of the Representatives;

(e)(2)   If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)        During a period of three years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission

(g)       During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission);

(h)       To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)        To use its best efforts to list, subject to notice of issuance, the Offered ADSs on Nasdaq;

(j)        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)      To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the Act and (ii) the last Time of Delivery;

(n)       The Company will, prior to each Time of Delivery, deposit the Underlying Shares with the Depositary or its nominee in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the applicable Offered ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters at such Time of Delivery;

(o)       The Company shall pay, and shall indemnify and hold the Underwriters harmless against any stamp, documentary, issuance, registration, transfer or other similar taxes or duties (including United Kingdom stamp duty and stamp duty reserve tax, but which for the avoidance of doubt, shall in no event include any income taxes on commissions earned by the Underwriters under this Agreement) that are required to be paid by or on behalf of the Underwriters in connection with (i) the execution and delivery of this Agreement or the Deposit Agreement or (ii) the issuance and allotment of the Underlying Shares and the delivery of the Offered ADSs to the Underwriters or purchasers procured by the Underwriters in the manner contemplated in this Agreement and in the Deposit Agreement or (iii) the initial sale and delivery by the Underwriters of the Offered ADSs  to the initial purchasers thereof in the manner contemplated in this Agreement and in the Deposit Agreement;

(p)       All sums payable by the Company to the Underwriters under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; and

(q)       All sums payable to the Underwriters shall be considered to be exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 or any equivalent value added or sales tax whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere from time to time (“VAT”). Where VAT is or becomes chargeable in respect of any amount payable hereunder to the Underwriters, the Company shall in addition to the sum payable hereunder (and at the same time) pay an amount equal to any applicable VAT subject to receipt of a valid VAT invoice (or equivalent documentation in any jurisdiction other than the United Kingdom (to the extent required)) from the Underwriters. Where the Company is required by the terms of this Agreement to reimburse or indemnify any Underwriter for any cost or expense, the Company shall reimburse or indemnify the relevant Underwriter for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Underwriter (or any member of the Underwriter’s group for VAT purposes) is entitled to credit or repayment in respect of such VAT.

6.       (a)       The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication prepared or authorized by it made in reliance upon and in conformity with the Underwriter Information (as defined below);

(d)       The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e)       Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following (in each case excluding any stamp, documentary, issuance, registration, transfer or other similar taxes or duties which shall be dealt with in accordance with Section 5(o) above and any VAT which shall be dealt with in accordance with Section 5(q) above): (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Exchange Act Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered ADSs; (iii) all reasonable expenses in connection with the qualification of the Offered ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Offered ADSs on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent, registrar and/or depositary; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amounts payable by the Company for fees and disbursements of counsel to the Underwriters described in clauses (iii) and (v) shall not exceed $50,000 in the aggregate.  It is understood, however, that, except as provided in this Section 7, and Sections 5, 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

8.        The obligations of the Underwriters hereunder, as to the Offered ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)       Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Cooley LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter in form and substance satisfactory to the Representatives, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(d)       Cooley (UK) LLP, English counsel for the Company, shall have furnished to the Representatives their written opinion in form and substance satisfactory to the Representatives, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(e)       Fenwick & West LLP, intellectual property counsel for the Company, shall have furnished to the Representatives their written opinion in form and substance satisfactory to the Representatives, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(f)        Kilburn & Strode LLP, English intellectual property counsel for the Company, shall have furnished to the Representatives their written opinion in form and substance satisfactory to the Representatives, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(g)       Patterson Belknap Webb & Tyler, LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(h)      On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(i)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, and other than as disclosed in the Pricing Prospectus, there shall not have been any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business or otherwise as described in the Pricing Prospectus and the Prospectus pursuant to the Company’s equity incentive arrangements that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (iii) pursuant to the Corporate Reorganization, as described in the Pricing Prospectus and the Prospectus) or long‑term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)       Neither the Company nor its subsidiaries has any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act);

(k)      On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l)        The Offered ADSs to be sold at such Time of Delivery shall have been duly listed for quotation on Nasdaq;

(m)      The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the directors, officers and all other shareholders and optionholders, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to the Representatives;

(n)       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o)       The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request;

(p)       The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Underlying Shares, the issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the Deposit Agreement and such other customary matters related thereto as the Representatives may reasonably request;

(q)       On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to the Representatives a letter in form and substance satisfactory to the Representatives;

(r)        At or prior to each Time of Delivery, the Offered ADSs shall be eligible for clearance and settlement through the facilities of DTC; and

(s)       The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the First Time of Delivery.

9.       (a)       The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [third paragraph under the caption “Underwriting”, and the information contained in the third sentence of the fifth paragraph, the tenth paragraph, the eleventh paragraph and twelfth paragraph] under the caption “Underwriting”.

(c)      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered ADSs.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.     (a)       If any Underwriter shall default in its obligation to purchase the Offered ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Offered ADSs on the terms contained herein.  If within thirty‑six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Offered ADSs, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Offered ADSs on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Offered ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such Offered ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered ADSs.

(b)       If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Offered ADSs which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Offered ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the number of Offered ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Offered ADSs which such Underwriter agreed to purchase hereunder) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Offered ADSs which remains unpurchased exceeds one‑eleventh of the aggregate number of all the Offered ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Offered ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.      The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offered ADSs.

12.     If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Offered ADSs are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Offered ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out‑of‑pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.      In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, fax: (212) 622-8358, Attention: Equity Syndicate Desk; c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, fax: (646) 619-4437, Attention: General Counsel. Notices to the Company shall be given to it at Six Tower Bridge, Suite 500, 181 Washington Street, Conshohocken, Pennsylvania 19428; Attention: Chief Financial Officer, with a copy to Cooley LLP, 55 Hudson Yards, New York, NY 10001, Attn: Divakar Gupta.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

14.     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.      Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C.  is open for business.

16.      The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.     This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.     The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20.      The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

22.     Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state and United Kingdom tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, subject to the last sentence of this section 22, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment. Nothing in this section 22 shall prevent the Company from disclosing any matter to a taxing authority in connection with its tax affairs and reporting obligations.

23.      Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to the Representatives hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Immunocore Holdings plc

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Jefferies LLC

Total

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
[Electronic roadshow dated [•], 2021]

(b)	Additional Documents Incorporated by Reference:
[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
The initial public offering price per ADS is $[•].
The number of Firm ADSs purchased by the Underwriters is [●].
The number of Optional ADSs the Underwriters have the option to purchase is [●].

(d)	Written Testing-the-Waters Communications:
Testing-the-Waters Presentation dated December 2020

ANNEX I

Form of Press Release

Immunocore Holdings plc
[Date]

Immunocore Holdings plc (the “Company”) announced today that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Jefferies LLC, the lead book-running managers in the Company’s recent public sale of       American Depositary Shares (the “ADSs”), representing [•] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s ADSs and Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on      ,          2021, and the ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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